exhibit 24.1

AMERICAN EXPRESS COMPANY
POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Laureen E. Seeger and Kristina V. Fink, severally, each with full power to act alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, one or more registration statements in connection with debt securities of American Express Company issued or to be issued in exchange for outstanding debt securities of American Express Company and any and all amendments (including without limitation, post-effective amendments) to such registration statements, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable American Express Company to comply with the Securities Act of 1933, and any rules, regulations or requirements of the SEC in respect thereof, which amendments may make such other changes in any such registration statements as the aforesaid attorney-in-fact executing the same deems appropriate.

This Power of Attorney may be executed in counterparts.

February 11, 2022

/s/ Stephen J. Squeri	/s/ Jeffrey C. Campbell
Stephen J. Squeri Chairman, Chief Executive Officer and Director	Jeffrey C. Campbell Vice Chairman and Chief Financial Officer

/s/ Jessica Lieberman Quinn
Jessica Lieberman Quinn Executive Vice President and Corporate Controller (Principal Accounting Officer)

/s/ Thomas J. Baltimore, Jr.		/s/ Karen L. Parkhill
Thomas J. Baltimore, Jr.	Director	Karen L. Parkhill	Director

/s/ Charlene Barshefsky		/s/ Charles E. Phillips, Jr.
Charlene Barshefsky	Director	Charles E. Phillips, Jr.	Director

/s/ John J. Brennan		/s/ Lynn A. Pike
John J. Brennan	Director	Lynn A. Pike	Director

/s/ Peter Chernin		/s/ Daniel L. Vasella
Peter Chernin	Director	Daniel L. Vasella	Director

/s/ Ralph de la Vega		/s/ Lisa W. Wardell
Ralph de la Vega	Director	Lisa W. Wardell	Director

/s/ Michael O. Leavitt		/s/ Ronald A. Williams
Michael O. Leavitt	Director	Ronald A. Williams	Director

/s/ Theodore J. Leonsis		/s/ Christopher D. Young
Theodore J. Leonsis	Director	Christopher D. Young	Director